Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Fourth Quarter and Full Year 2008 Results

LITITZ, Pa.--(BUSINESS WIRE)--January 28, 2009--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ:SUSQ) today announced net income available to common shareholders for the year ended December 31, 2008 was $81.8 million, or $0.95 per diluted share, compared to $69.1 million, or $1.23 per diluted share, earned in 2007. Net income available to common shareholders for the fourth quarter of 2008 was $18.2 million, or $0.21 per diluted share, compared to $18.7 million for the fourth quarter of 2007, or $0.27 per diluted share.

Full Year/Fourth Quarter Financial Highlights:

  Net loans and leases grew 10% from December 31, 2007.
    Commercial loans increased 22% from December 31, 2007.
    Real estate secured-commercial loans increased 8% from December 31, 2007.
    Real estate secured-residential loans increased 7% from December 31, 2007.
  Total deposits increased 1% from December 31, 2007.
    Non-interest bearing demand deposits decreased 7% from December 31, 2007.
  Net interest margin for the year decreased 5 basis points to 3.62% compared to 3.67% for 2007. For the fourth quarter 2008, net interest margin decreased 17 basis points to 3.52% compared to 3.69% for the fourth quarter of 2007.
  Net charge-offs as a percentage of average loans and leases for the year ended December 31, 2008 were 0.42% compared to 0.25% for 2007. Net charge-offs as a percentage of average loans and leases for the fourth quarter of 2008 were 0.60% compared to 0.26% for the fourth quarter of 2007. Non-performing assets as a percentage of loans, leases and other real estate owned were 1.22% for the year ended December 31, 2008 compared to 0.81% for 2007.
  Provision for loan and lease losses increased to $63.8 million for the year ended December 31, 2008 compared to $21.8 million for 2007. The increase was due primarily to a decline in loan quality as well as a continued deterioration in general economic conditions.

Equity capital was $1.9 billion at December 31, 2008, or $19.21 per common share, compared to $1.7 billion, or $20.12 per common share, at December 31, 2007.

Return on average assets and average tangible equity(1) for the year ended December 31, 2008 finished at 0.62% and 13.35%, respectively. This compared to results of 0.78% and 11.56% for the same measurements, respectively, for 2007.

(1)A non-GAAP-based financial measure. The most comparable GAAP-based measurement for return on average tangible equity is return on average equity. A reconciliation of the differences between non-GAAP-based and GAAP-based measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP-Based Financial Measures."

Linked Quarter Highlights (Fourth Quarter 2008 vs. Third Quarter 2008)

  Net loans and leases grew 2% from September 30, 2008.
    Commercial loans increased 9% from September 30, 2008.
    Real estate secured – residential loans increased 2% from September 30, 2008.
    Leases increased 2% from September 30, 2008.
  Total deposits decreased 1% to $9.1 billion from September 30, 2008.
    Non-interest bearing demand deposits decreased 2% from September 30, 2008.
  Net interest margin decreased 8 basis points to 3.52% compared to the third quarter of 2008.
  Net charge-offs as a percentage of average loans and leases increased 25 basis points to 0.60% compared to the third quarter of 2008. Non-performing assets as a percentage of loans, leases and other real estate owned increased 7 basis points to 1.22% for the fourth quarter of 2008.

Additional Activity:

On December 12, 2008, Susquehanna Bancshares completed its $300 million nonvoting senior preferred stock issuance to the U.S. Treasury under its TARP Capital Purchase Program. The issuance brought additional strength to Susquehanna’s already well-capitalized position during the quarter. At December 31, 2008, Susquehanna’s capital ratios were all above the minimum level required to be categorized as "well capitalized". Susquehanna's total risk-based capital, Tier I capital, and leverage capital were 13.52%, 11.17%, and 9.92%, respectively, at December 31, 2008.

“Participating in the Capital Purchase Program is in the best interests of our shareholders, customers and the communities we serve,” said William J. Reuter, Chairman and Chief Executive Officer of Susquehanna Bancshares. “This funding gives us a foundation to generate additional lending to our customers, and it also builds our capital reserves for additional security against the uncertain nature of the economy.”

“Our fourth-quarter and year-end results for 2008 reflect the challenging operating environment confronting banks. The market for deposit generation and pricing remains highly competitive. We were able to achieve strong loan growth, helping to fuel local economic development while maintaining credit quality ratios comparable to our peer group. However, we are still not satisfied with our results,” Reuter said. “With economic conditions still deteriorating, our focus in 2009 will be on successful execution of the basics: management of our loan portfolio, profitable deployment of deposits through sound lending, diligent management of capital, and superior customer service.”

Susquehanna will broadcast its fourth quarter and full year 2008 results conference call over the Internet on January 29, 2009 at 11:00 a.m. Eastern time. The conference call will include management’s discussion of fourth quarter and full year 2008 results. The discussion may also include forward-looking information and financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting "Investor Relations" near the top right of the home page then “Overview” and clicking on the fourth quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna Bancshares, Inc. is a financial services holding company with assets of approximately $14 billion. Headquartered in Lititz, Pa., the company provides banking and financial services at more than 230 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $5 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested on Susquehanna’s Web site at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per common share data)
			Twelve Months
	4Q08	4Q07	2008	2007
Balance Sheet (EOP)
Investments	$1,879,891	$2,063,952	$1,879,891	$2,063,952
Loans and leases	9,653,873	8,751,590	9,653,873	8,751,590
Allowance for loan & lease losses (ALLL)	113,749	88,569	113,749	88,569
Total assets	13,682,988	13,077,994	13,682,988	13,077,994
Deposits	9,066,493	8,945,119	9,066,493	8,945,119
Short-term borrowings	910,219	568,412	910,219	568,412
FHLB borrowings	1,069,784	1,145,759	1,069,784	1,145,759
Long-term debt	448,082	416,985	448,082	416,985
Shareholders' equity	1,945,918	1,729,014	1,945,918	1,729,014

Stated book value per common share	19.21	20.12	19.21	20.12
Tangible book value per common share	6.77	8.44	6.77	8.44

Average Balance Sheet
Investments	$2,016,342	$1,807,132	$2,055,635	$1,554,950
Loans and leases	9,520,308	7,222,442	9,169,996	5,979,878
Total earning assets	11,644,373	9,144,165	11,327,346	7,632,411
Total assets	13,595,244	10,733,204	13,318,346	8,904,728
Deposits	9,207,167	7,337,855	8,936,286	6,309,502
Short-term borrowings	686,341	523,764	654,149	423,827
FHLB borrowings	1,315,200	1,013,255	1,337,505	653,605
Long-term debt	423,276	284,784	421,795	237,910
Shareholders' equity	1,730,611	1,324,122	1,721,082	1,038,187

Income Statement
Net interest income	$99,801	$83,344	$398,302	$275,903
Provision for loan and lease losses	22,525	15,497	63,831	21,844
Noninterest income	36,804	36,938	142,309	120,659
Noninterest expense	89,148	78,703	367,201	276,955
Income before taxes	24,932	26,082	109,579	97,763
Income taxes	5,908	7,427	26,973	28,670
Net income	19,024	18,655	82,606	69,093
Net income available to common shareholders	18,232	18,655	81,814	69,093
Basic earnings per common share	0.21	0.27	0.95	1.23
Diluted earnings per common share	0.21	0.27	0.95	1.23
Cash dividends paid per common share	0.26	0.26	1.04	1.01

Asset Quality
Net charge-offs (NCO)	$14,350	$4,734	$38,650	$15,037
Nonaccrual loans & leases	105,313	56,742	105,313	56,742
Restructured loans	2,566	2,582	2,566	2,582
OREO	10,313	11,927	10,313	11,927
Total nonperforming assets (NPA)	118,192	71,251	118,192	71,251
Loans & leases 90 days past due	22,316	12,199	22,316	12,199

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

			Twelve Months
RATIO ANALYSIS	4Q08	4Q07	2008	2007

Credit Quality
NCO / Average loans & leases	0.60%	0.26%	0.42%	0.25%
NPA / Loans & leases & OREO	1.22%	0.81%	1.22%	0.81%
ALLL / Nonperforming loans & leases	105.44%	149.30%	105.44%	149.30%
ALLL / Total loans & leases	1.18%	1.01%	1.18%	1.01%

Capital Adequacy
Equity / Assets	14.22%	13.22%	14.22%	13.22%
Long-term debt / Equity	23.03%	24.12%	23.03%	24.12%

Profitability
Return on average assets	0.56%	0.69%	0.62%	0.78%
Return on average equity	4.37%	5.59%	4.80%	6.66%
Return on average tangible equity (1)	12.63%	10.94%	13.35%	11.56%
Net interest margin	3.52%	3.69%	3.62%	3.67%
Efficiency ratio	63.79%	64.46%	66.46%	69.10%

(1)Supplemental Reporting of Non-GAAP-based Financial Measures

Return on average tangible equity is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable measure is return on average equity which is calculated using GAAP-based amounts. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. A reconciliation of return on average equity to return on average tangible equity is set forth below.

			Twelve Months
	4Q08	4Q07	2008	2007
Return on average equity (GAAP basis)	4.37%	5.59%	4.80%	6.66%
Effect of excluding average intangible assets and related amortization	8.26%	5.35%	8.55%	4.90%
Return on average tangible equity	12.63%	10.94%	13.35%	11.56%

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,	December 31,
	2008	2007
	(in thousands, except share data)
Assets
Cash and due from banks	$237,701	$326,965
Unrestricted short-term investments	119,146	143,042
Cash and cash equivalents	356,847	470,007
Restricted short-term investments	214	242
Securities available for sale	1,870,746	2,059,160
Securities held to maturity (fair values approximate $9,145 and $4,792)	9,145	4,792
Loans and leases, net of unearned income	9,653,873	8,751,590
Less: Allowance for loan and lease losses	113,749	88,569
Net loans and leases	9,540,124	8,663,021
Premises and equipment, net	173,269	179,740
Foreclosed assets	10,313	11,927
Accrued income receivable	40,486	46,765
Bank-owned life insurance	353,771	344,578
Goodwill	1,017,551	945,081
Intangible assets with finite lives	54,044	58,274
Investment in and receivables from unconsolidated entities	36,767	123,586
Other assets	219,711	170,821
Total assets	$13,682,988	$13,077,994

Liabilities and Shareholders' Equity
Deposits:
Demand	$1,201,416	$1,292,791
Interest-bearing demand	2,528,475	2,830,025
Savings	695,275	713,984
Time	3,045,653	2,750,867
Time of $100 or more	1,595,674	1,357,452
Total deposits	9,066,493	8,945,119
Short-term borrowings	910,219	568,412
Federal Home Loan Bank borrowings	1,069,784	1,145,759
Long-term debt	176,284	150,303
Junior subordinated debentures	271,798	266,682
Accrued interest, taxes, and expenses payable	55,126	60,869
Deferred taxes	87,695	136,076
Other liabilities	99,671	75,760
Total liabilities	11,737,070	11,348,980

Shareholders' equity:
Preferred stock, $1,000 liquidation value, 5,000,000 shares authorized; Issued: 300,000 at December 31, 2008 and 0 at December 31, 2007	290,700	0
Common stock, $2.00 par value, 200,000,000 shares authorized; Issued: 86,174,285 at December 31, 2008 and 85,935,315 at December 31, 2007	172,349	171,810
Additional paid-in capital	1,055,255	1,038,894
Retained earnings	512,924	522,268
Accumulated other comprehensive loss, net of taxes of $45,936 and $2,131	(85,310)	(3,958)
Total shareholders' equity	1,945,918	1,729,014
Total liabilities and shareholders' equity	$13,682,988	$13,077,994

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In thousands, except per share data)	2008	2007	2008	2007
Interest Income:
Loans and leases, including fees	$146,171	$131,864	$590,414	$444,690
Securities:
Taxable	20,768	20,632	86,289	69,265
Tax-exempt	3,426	1,609	12,714	2,848
Dividends	702	1,406	5,242	4,572
Short-term investments	472	1,372	2,411	4,782
Total interest income	171,539	156,883	697,070	526,157
Interest Expense:
Deposits:
Interest-bearing demand	6,413	13,590	33,667	61,572
Savings	894	1,356	4,848	4,278
Time	43,337	37,859	167,431	124,673
Short-term borrowings	1,428	4,658	10,796	17,464
FHLB borrowings	11,840	11,364	50,944	27,600
Long-term debt	7,826	4,712	31,082	14,667
Total interest expense	71,738	73,539	298,768	250,254
Net interest income	99,801	83,344	398,302	275,903
Provision for loan and lease losses	22,525	15,497	63,831	21,844
Net interest income, after provision for loan and lease losses	77,276	67,847	334,471	254,059
Noninterest Income:
Service charges on deposit accounts	11,471	10,378	46,294	31,413
Vehicle origination, servicing, and securitization fees	2,110	2,759	9,808	14,323
Asset management fees	6,391	5,205	25,552	19,843
Income from fiduciary-related activities	1,786	2,542	8,285	7,479
Commissions on brokerage, life insurance and annuity sales	1,403	850	6,764	4,767
Commissions on property and casualty insurance sales	3,080	3,163	12,684	12,751
Income from bank-owned life insurance	2,248	3,341	12,900	11,405
Net gain on sale of loans and leases	1,550	1,605	6,510	8,427
Net realized gain (loss) on securities	29	(116)	(17,314)	(11,857)
Other	6,736	7,211	30,826	22,108
Total noninterest income	36,804	36,938	142,309	120,659
Noninterest Expenses:
Salaries and employee benefits	46,597	39,873	188,855	144,508
Occupancy	8,645	6,928	35,949	24,371
Furniture and equipment	4,119	3,463	16,212	12,181
Advertising and marketing	2,513	3,351	12,356	10,216
Amortization of intangible assets	3,014	1,628	11,062	3,525
Vehicle lease disposal	3,428	3,390	12,576	12,651
Other	20,832	20,070	90,191	69,503
Total noninterest expenses	89,148	78,703	367,201	276,955
Income before income taxes	24,932	26,082	109,579	97,763
Provision for income taxes	5,908	7,427	26,973	28,670
Net Income	19,024	18,655	82,606	69,093
Accumulated preferred stock dividends	792	0	792	0
Net Income Available to Common Shareholders	$18,232	$18,655	$81,814	$69,093
Earnings per common share:
Basic	$0.21	$0.27	$0.95	$1.23
Diluted	$0.21	$0.27	$0.95	$1.23
Cash dividends per common share	$0.26	$0.26	$1.04	$1.01
Average common shares outstanding:
Basic	86,077	68,656	85,987	56,297
Diluted	86,084	68,695	86,037	56,366

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Three-month Period Ended			For the Three-month Period Ended
	December 31, 2008			December 31, 2007
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$107,723	$472	1.74	$114,591	$1,372	4.75
Investment securities:
Taxable	1,712,172	21,470	4.99	1,651,494	22,038	5.29
Tax-advantaged	304,170	5,272	6.90	155,638	2,475	6.31

Total investment securities	2,016,342	26,742	5.28	1,807,132	24,513	5.38
Loans and leases, (net):
Taxable	9,313,076	143,770	6.14	7,079,534	130,104	7.29
Tax-advantaged	207,232	3,692	7.09	142,908	2,709	7.52

Total loans and leases	9,520,308	147,462	6.16	7,222,442	132,813	7.30

Total interest-earning assets	11,644,373	$174,676	5.97	9,144,165	158,698	6.89
Allowance for loan and lease losses	(110,905)			(72,619)
Other non-earning assets	2,061,776			1,661,658

Total assets	$13,595,244			$10,733,204

Liabilities
Deposits:
Interest-bearing demand	$2,430,160	$6,413	1.05	$2,385,351	$13,590	2.26
Savings	705,607	894	0.50	559,682	1,356	0.96
Time	4,876,381	43,337	3.54	3,346,362	37,859	4.49
Short-term borrowings	686,341	1,428	0.83	523,764	4,658	3.53
FHLB borrowings	1,315,200	11,840	3.58	1,013,255	11,364	4.45
Long-term debt	423,276	7,826	7.36	284,784	4,712	6.56

Total interest-bearing liabilities	10,436,965	$71,738	2.73	8,113,198	$73,539	3.60
Demand deposits	1,195,019			1,046,460
Other liabilities	232,649			249,424

Total liabilities	11,864,633			9,409,082

Equity	1,730,611			1,324,122

Total liabilities & shareholders' equity	$13,595,244			$10,733,204

Net interest income / yield on average earning assets		$102,938	3.52		$85,159	3.69

  Average loan balances include non accrual loans.
  Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
  For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Twelve-month Period Ended			For the Twelve-month Period Ended
	December 31, 2008			December 31, 2007
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$101,715	$2,411	2.37	$97,583	$4,782	4.90
Investment securities:
Taxable	1,759,424	91,531	5.20	1,485,561	73,837	4.97
Tax-advantaged	296,211	19,560	6.60	69,389	4,380	6.31

Total investment securities	2,055,635	111,091	5.40	1,554,950	78,217	5.03
Loans and leases, (net):
Taxable	8,972,747	581,070	6.48	5,876,948	439,680	7.48
Tax-advantaged	197,249	14,375	7.29	102,930	7,708	7.49

Total loans and leases	9,169,996	595,445	6.49	5,979,878	447,388	7.48

Total interest-earning assets	11,327,346	$708,947	6.26	7,632,411	$530,387	6.95
Allowance for loan and lease losses	(98,321)			(64,993)
Other non-earning assets	2,089,321			1,337,310

Total assets	$13,318,346			$8,904,728

Liabilities
Deposits:
Interest-bearing demand	$2,604,337	$33,667	1.29	$2,173,731	$61,572	2.83
Savings	723,612	4,848	0.67	480,065	4,278	0.89
Time	4,402,956	167,431	3.80	2,720,688	124,673	4.58
Short-term borrowings	654,149	10,796	1.65	423,827	17,464	4.12
FHLB borrowings	1,337,505	50,944	3.81	653,605	27,600	4.22
Long-term debt	421,795	31,082	7.37	237,910	14,667	6.16

Total interest-bearing liabilities	10,144,354	$298,768	2.95	6,689,826	$250,254	3.74
Demand deposits	1,205,381			935,018
Other liabilities	247,529			241,697

Total liabilities	11,597,264			7,866,541

Equity	1,721,082			1,038,187

Total liabilities & shareholders' equity	$13,318,346			$8,904,728

Net interest income / yield on average earning assets		$410,179	3.62		$280,133	3.67

  Average loan balances include non accrual loans.
  Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
  For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

LOANS AND LEASES

Loans and leases, net of unearned income, were as follows:

	December 31,	December 31,
	2008	2007
		(in thousands)
Commercial, financial, and agricultural	$2,169,262	$1,781,981
Real estate - construction	1,313,647	1,292,953
Real estate secured - residential	2,298,709	2,151,923
Real estate secured - commercial	2,875,502	2,661,841
Consumer	314,051	411,159
Leases	682,702	451,733
Total loans and leases	$9,653,873	$8,751,590

CONTACT:
Susquehanna Bancshares, Inc.
Abram G. Koser, Vice President, Investor Relations
(717) 625-6305
ir@susquehanna.net